Exhibit 23(a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby give our consent to the incorporation by reference in this Registration Statement on Form S-8 of Vodafone Group Public Limited Company ("Vodafone"), of our report dated June 2, 1998 with respect to the consolidated financial statements of Vodafone as of March 31, 1998 and 1997, and for each of the three years in the period ended March 31, 1998, which report is included in Vodafone's Annual Report on Form 20-F for the year ended March 31, 1998 and is incorporated by reference in Vodafone's Registration Statement on Form F-4; filed with the Securities and Exchange Commission on April 22, 1999 (the
"Vodafone Form F-4") and our report dated June 8, 1999 with respect to the consolidated financial statements of Vodafone as of March 31, 1999 and for the year ended March 31, 1999 which report is included in the Vodafone Annual Report and Accounts included within Vodafone's Form 6-K filed with the Securities and Exchange Commission on June 23, 1999. We also consent to the reference to us under the heading "Experts" in the Proxy Statement/Prospectus constituting part of the Vodafone Form F-4, and to all references to our firm included in this Registration Statement.


Yours faithfully,


/s/ Deloitte & Touche
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Deloitte & Touche
London, England
June 29, 1999